EXHIBIT 10.15
Mindspeed Technologies, Inc. (the “Company”) has entered into an agreement with each of the following persons, which is substantially identical to the Form of Indemnification Agreement filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005:
Name
Donald R. Beall
Simon Biddiscombe
Dwight W. Decker
Donald L. Gips
Raouf Y. Halim
Michael T. Hayashi
Ming Louie
Thomas A. Madden
Jerre L. Stead